Exhibit 10.4

AMENDMENT TO

LICENSE AGREEMENT

This Amendment to License Agreement (“Agreement”) effective as of August 10, 2006 by and between SCOLR Pharma, Inc., a Delaware corporation formerly known as Nutraceutix, Inc. (hereafter referred to as “Company”), and Temple University – Of The Commonwealth System of Higher Education (hereinafter referred to as “Temple”).

WITNESSETH:

WHEREAS, the Company and Temple entered into a License Agreement effective September 6, 2000, as amended on October 1, 2002 and on June 1, 2006, relating to the grant of an exclusive worldwide license of Temple’s interest in United States Patent Application No. 09/037,096, any patents issuing therefrom and any foreign counterparts thereof (“License Agreement”);

WHEREAS, Temple and the Company have agreed to modify certain royalty and other payment obligations of SCOLR to Temple in order to facilitate the execution of that certain Amended and Restated Exclusive License Agreement between the Company and Archer-Daniels-Midland Company dated August 10, 2006 (“ADM Agreement”), which is attached hereto as Exhibit A, and to enhance the potential commercialization of other Licensed Products.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

Article 1. Definitions. For the purposes of this Agreement, unless the context clearly or necessarily requires, capitalized terms shall have the meanings assigned in the License Agreement.

Article 2. Amendment to Paragraph 4 of the License Agreement.

Paragraph 4.3 is hereby replaced in its entirety with the following:

In further consideration of the license granted to the Company under the terms of this Agreement, the Company shall pay to Temple, on or before January 31, 2002 and annually thereafter, a non-refundable license maintenance fee regardless of or irrespective of actual Net Sales, which license maintenance fee payment may be credited against payments due Temple under Paragraph 4.1 during the same calendar year, with no carry-over of unused credit to subsequent calendar years. The amount of the license maintenance fee payment shall be [***], no

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

more than [***] of which may be credited against payments due to Temple under Subparagraphs 4.1(a) and 4.1(b) pertaining to Supplements and OTC drugs, and no more than [***] of which may be credited against payments due to Temple under Subparagraph 4.1(c) pertaining to prescription drugs.

3. Notwithstanding anything to the contrary contained in the License Agreement, the Company shall not be required to make any reports or payments to Temple relating to Net Sales of any Licensed Products sold by Archer-Daniels-Midland Company (and its sublicensees) pursuant to the ADM Agreement, for which the Company receives no royalties on Net Sales.

4. The License Agreement shall continue in full force and effect except as specifically provided in this Agreement. However, in the event that the ADM Agreement is terminated for any reason whatsoever, the License Agreement shall revert to the terms and conditions in effect prior to the effective date of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

For Temple University - Of The Commonwealth System of Higher Education:

By:	/s/ Martin S. Dorph	Date: Aug. 17, 2006
Martin S. Dorph
Vice President, Chief Financial Officer and Treasurer

For SCOLR Pharma, Inc.:

By:	/s/ Daniel O. Wilds	Date: August 8, 2006
Daniel O. Wilds
President and CEO

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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